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News Release
HP Inc. Reports Fiscal 2022 Full Year and Fourth Quarter Results; Announces Dividend Increase and Future Ready Transformation

PALO ALTO, CA – (GlobeNewswire) – November 22, 2022 – HP (NYSE: HPQ)
•Fiscal 2022 GAAP diluted net earnings per share ("EPS") of $3.05, below the previously provided outlook of $3.46 to $3.56 per share
•Fiscal 2022 non-GAAP diluted net EPS of $4.08, within the previously provided outlook of $4.02 to $4.12 per share
•Fiscal 2022 net revenue of $63.0 billion, down 0.8% from the prior-year period
•Fiscal 2022 net cash provided by operating activities of $4.5 billion, free cash flow of $3.9 billion
•Fiscal 2022 returned $5.3 billion to shareholders in the form of share repurchases and dividends
•Fourth quarter GAAP diluted net EPS was negligible, below the previously provided outlook of $0.44 to $0.54 per share, due to one-time non-cash tax adjustments
•Fourth quarter non-GAAP diluted net EPS of $0.85, within the previously provided outlook of $0.79 to $0.89 per share
•Fourth quarter net revenue of $14.8 billion, down 11.2% from the prior-year period
•Fourth quarter net cash provided by operating activities of $1.9 billion, free cash flow of $1.8 billion
•Fourth quarter returned $1.0 billion to shareholders in the form of share repurchases and dividends
•HP Inc announces dividend increase of 5%
•HP Inc. announces Future Ready Transformation Plan, estimates annualized gross run rate cost savings of at least $1.4 billion by the end of fiscal 2025, and restructuring and other charges of approximately $1.0 billion

HP Inc.'s fiscal 2022 full-year and fourth quarter financial performance
	FY22	FY21	Y/Y	Q4 FY22	Q4 FY21	Y/Y
GAAP net revenue ($B)	$63.0	$63.5	(0.8)%	$14.8	$16.7	(11.2)%
GAAP operating margin	7.4%	8.4%	(1.0) pts	5.2%	7.4%	(2.2) pts
GAAP net earnings[1] ($B)	$3.2	$6.5	(51)%	$—	$3.1	(100)%
GAAP diluted net EPS[1]	$3.05	$5.33	(43)%	$—	$2.71	(100)%
Non-GAAP operating margin[2]	8.7%	9.1%	(0.4) pts	7.7%	8.1%	(0.4) pts
Non-GAAP net earnings[2] ($B)	$4.3	$4.6	(7)%	$0.9	$1.1	(21)%
Non-GAAP diluted net EPS[2]	$4.08	$3.79	8%	$0.85	$0.94	(10)%
Net cash provided by operating activities[1] ($B)	$4.5	$6.4	(30)%	$1.9	$2.8	(33)%
Free cash flow[2] ($B)	$3.9	$4.2	(8)%	$1.8	$0.9	94%

Notes
1.For the three and twelve months ended October 31, 2021, GAAP net earnings and Net cash provided by operating activities included a net impact of $1,771 million for one-time Oracle Corporation (“Oracle”) litigation proceeds, which resulted in an impact of $1.55 and $1.45 on the GAAP diluted net earnings per share, respectively.
2.Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. and its subsidiaries (“HP”) announced fiscal 2022 net revenue of $63.0 billion, down 0.8% (up 0.7% in constant currency) from the prior-year period.

Fiscal 2022 GAAP diluted net EPS was $3.05, down from $5.33 in the prior-year period and below the previously provided outlook of $3.46 to $3.56. Fiscal 2022 non-GAAP diluted net EPS was $4.08, up from $3.79 in the prior-year period and within the previously provided outlook of $4.02 to $4.12. Fiscal 2022 non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $1.1 billion, or $1.03 per diluted share, related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, Russia exit charges, non-operating retirement-related (credits)/charges, and tax adjustments.

Fourth quarter net revenue was $14.8 billion, down 11.2% (down 8.0% in constant currency) from the prior-year period.

Fourth quarter GAAP diluted net EPS was negligible, down from $2.71 in the prior-year period and below the previously provided outlook of $0.44 to $0.54, due to one-time non-cash tax adjustments. Fourth quarter non-GAAP diluted net EPS was $0.85, down from $0.94 in the prior-year period and within the previously provided outlook of $0.79 to $0.89. Fourth quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $857 million, or $0.85 per diluted share, related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, Russia exit charges, non-operating retirement-related (credits)/charges, and tax adjustments.

“We had a solid end to our fiscal year despite navigating a volatile macro-environment and softening demand in the second half. In Q4 we delivered on our non-GAAP EPS target, while also completing our three-year value creation plan and exceeding our key metrics," said Enrique Lores, HP President and CEO. “Looking forward, the new Future Ready strategy we introduced this quarter will enable us to better serve our customers and drive long-term value creation by reducing our costs and reinvesting in key growth initiatives to position our business for the future.”

Asset management
HP generated $4.5 billion in net cash provided by operating activities and $3.9 billion of free cash flow in fiscal 2022. Free cash flow includes net cash provided by operating activities of $4.5 billion adjusted for net investments in leases of $155 million and net investments in property, plant and equipment of $765 million. HP utilized $4.3 billion of cash during fiscal 2022 to repurchase approximately 126 million shares of common stock in the open market. When combined with the $1.0 billion of cash used to pay dividends, HP returned 138% of its free cash flow to shareholders in fiscal 2022.

HP’s net cash provided by operating activities in the fourth quarter of fiscal 2022 was $1.9 billion. Accounts receivable ended the quarter at $4.5 billion, up 1 day quarter over quarter to 28 days. Inventory ended the quarter at $7.6 billion, down 6 days quarter over quarter to 57 days. Accounts payable ended the quarter at $15.3 billion, down 5 days quarter over quarter to 114 days.

HP generated $1.8 billion of free cash flow in the fourth quarter. Free cash flow includes net cash provided by operating activities of $1.9 billion adjusted for net investments in leases of $61 million and net investments in property, plant and equipment of $144 million.

HP’s dividend payment of $0.25 per share in the fourth quarter resulted in cash usage of $0.2 billion. HP utilized $0.8 billion of cash during the quarter to repurchase approximately 26.6 million shares of common stock in the open market. As a result, HP returned 55% of its fourth quarter free cash flow to shareholders. HP exited the quarter with $3.2 billion in gross cash, which includes cash and cash equivalents and short-term investments of $17 million.

The HP board of directors has declared a quarterly cash dividend of $0.2625 per share on the company’s common stock, payable on January 4, 2023. This is an increase of 5% from the prior dividend.

Fiscal 2022 fourth quarter segment results
•Personal Systems net revenue was $10.3 billion, down 13% year over year (down 9% in constant currency) with a 4.5% operating margin. Consumer net revenue decreased 25% and Commercial net revenue decreased 6%. Total units were down 21% with Notebooks units down 26% and Desktops units down 3%.

•Printing net revenue was $4.5 billion, down 7% year over year (down 6% in constant currency) with a 19.9% operating margin. Total hardware units were down 3% with Consumer units down 4% and Commercial units up 5%. Consumer net revenue was down 7% and Commercial net revenue was up 1%. Supplies net revenue was down 10% (down 10% in constant currency).

Outlook
For the fiscal 2023 first quarter, HP estimates GAAP diluted net EPS to be in the range of $0.47 to $0.57 and non-GAAP diluted net EPS to be in the range of $0.70 to $0.80. Fiscal 2023 first quarter non-GAAP diluted net EPS estimates exclude $0.23 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items.

For fiscal 2023, HP estimates GAAP diluted net EPS to be in the range of $2.22 to $2.62 and non-GAAP diluted net EPS to be in the range of $3.20 to $3.60. Fiscal 2023 non-GAAP diluted net EPS estimates exclude $0.98 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items. For fiscal 2023, HP anticipates generating free cash flow in the range of $3.0 to $3.5 billion.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.

HP's FY22 Q4 earnings conference call is accessible via audio webcast at www.hp.com/investor/2022Q4Webcast.

Fiscal year 2023 Future Ready Transformation
Today, HP Inc. announced a fiscal year 2023 Future Ready Transformation plan, driving significant structural cost savings through digital transformation, portfolio optimization and operational efficiency. The company estimates that these actions will result in annualized gross run rate savings of at least $1.4 billion by the end of fiscal 2025. The company estimates that it will incur approximately $1.0 billion in labor and non-labor costs related to restructuring and other charges, with approximately $0.6 billion in fiscal 2023, and the rest split approximately equally between fiscal 2024 and 2025. The company expects to reduce gross global headcount by approximately 4,000-6,000 employees. These actions are expected to be completed by the end of fiscal 2025.

About HP Inc.
HP Inc. (NYSE: HPQ) is a technology company that believes one thoughtful idea has the power to change the world. Its product and service portfolio of personal systems, printers, and 3D printing solutions helps bring these ideas to life. Visit http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, tax rate, net earnings, diluted net EPS, cash provided by operating activities or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP Inc. and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans (including the fiscal 2023 plan) and any resulting cost savings, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions (including the acquisition of Poly); and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “should,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions include factors relating to the effects of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation, the effects of which may give rise to or amplify the risks associated with many of these factors listed here; the need to manage (and reliance on) third-party suppliers, including with respect to component shortages, and the need to manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; HP’s ability to execute on its strategic plan, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation and the fiscal 2023 restructuring plan; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; integration and other risks associated with business combination and investment transactions (including the acquisition of Poly); the results of our restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; the impact of macroeconomic and geopolitical trends, changes and events, including the Russian invasion of Ukraine and its regional and global ramifications, recent volatility in global capital markets, increases in benchmark interest rates and the effects of inflation; risks associated with HP’s international operations; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions or other effects of climate change, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Reports on Form 10-K for the fiscal years ended October 31, 2022 and October 31, 2023, Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2023,and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2022	July 31, 2022	October 31, 2021
Net revenue	$14,801	$14,664	$16,675
Costs and expenses:
Cost of revenue	12,084	11,764	13,410
Research and development	382	368	445
Selling, general and administrative	1,189	1,143	1,474
Restructuring and other charges	70	13	29
Acquisition and divestiture charges	235	31	28
Amortization of intangible assets	74	50	51
Russia exit charges	—	23	—
Total costs and expenses	14,034	13,392	15,437
Earnings from operations	767	1,272	1,238
Interest and other, net(a)	(94)	(70)	2,315
Earnings before taxes	673	1,202	3,553
Provision for taxes(a)	(675)	(83)	(454)
Net (loss) earnings	$(2)	$1,119	$3,099

Net earnings per share:
Basic	$—	$1.09	$2.75
Diluted	$—	$1.08	$2.71

Cash dividends declared per share	$—	$0.50	$—

Weighted-average shares used to compute net earnings per share:
Basic	998	1,024	1,128
Diluted	1,009	1,035	1,142

(a) Interest and other, net and Provision for taxes includes a gain and corresponding tax expense, respectively, from the one time Oracle litigation proceeds for the three months ended October 31, 2021.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Twelve months ended
	October 31, 2022	October 31, 2021
Net revenue	$62,983	$63,487
Costs and expenses:
Cost of revenue	50,648	50,070
Research and development	1,593	1,907
Selling, general and administrative	5,264	5,741
Restructuring and other charges	233	245
Acquisition and divestiture charges	318	68
Amortization of intangible assets	228	154
Russia exit charges	23	—
Total costs and expenses	58,307	58,185
Earnings from operations	4,676	5,302
Interest and other, net(a)	(235)	2,209
Earnings before taxes	4,441	7,511
Provision for taxes(a)	(1,238)	(1,008)
Net earnings	$3,203	$6,503

Net earnings per share:
Basic	$3.09	$5.38
Diluted	$3.05	$5.33

Cash dividends declared per share	$1.00	$0.78

Weighted-average shares used to compute net earnings per share:
Basic	1,038	1,208
Diluted	1,050	1,220

(a) Interest and other, net and Provision for taxes includes a gain and corresponding tax expense, respectively, from the one time Oracle litigation proceeds for the three months ended October 31, 2021.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2022		July 31, 2022		October 31, 2021
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net (loss) earnings	$(2)	$—	$1,119	$1.08	$3,099	$2.71
Non-GAAP adjustments:
Restructuring and other charges	70	0.07	13	0.01	29	0.02
Acquisition and divestiture charges	235	0.23	31	0.03	28	0.02
Amortization of intangible assets	74	0.07	50	0.05	51	0.04
Russia exit charges	—	—	23	0.02	—	—
Oracle litigation proceeds	—	—	—	—	(2,304)	(2.01)
Defined benefit plan settlement gains	—	—	—	—	(37)	(0.03)
Non-operating retirement-related credits	(34)	(0.03)	(33)	(0.03)	(38)	(0.03)
Tax adjustments(a)	512	0.51	(124)	(0.12)	248	0.22
Non-GAAP net earnings	$855	$0.85	$1,079	$1.04	$1,076	$0.94

GAAP earnings from operations	$767		$1,272		$1,238
Non-GAAP adjustments:
Restructuring and other charges	70		13		29
Acquisition and divestiture charges	235		31		28
Amortization of intangible assets	74		50		51
Russia exit charges	—		23		—
Non-GAAP earnings from operations	$1,146		$1,389		$1,346

GAAP operating margin	5.2%		8.7%		7.4%
Non-GAAP adjustments	2.5%		0.8%		0.7%
Non-GAAP operating margin	7.7%		9.5%		8.1%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended
	October 31, 2022		October 31, 2021
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$3,203	$3.05	$6,503	$5.33
Non-GAAP adjustments:
Restructuring and other charges	233	0.22	245	0.20
Acquisition and divestiture charges	318	0.30	68	0.06
Amortization of intangible assets	228	0.22	154	0.13
Russia exit charges	23	0.02	—	—
Debt extinguishment costs	—	—	16	0.01
Oracle litigation proceeds	—	—	(2,304)	(1.89)
Defined benefit plan settlement gains	—	—	(37)	(0.03)
Non-operating retirement-related credits	(138)	(0.13)	(153)	(0.13)
Tax adjustments(a)	422	0.40	128	0.11
Non-GAAP net earnings	$4,289	$4.08	$4,620	$3.79

GAAP earnings from operations	$4,676		$5,302
Non-GAAP adjustments:
Restructuring and other charges	233		245
Acquisition and divestiture charges	318		68
Amortization of intangible assets	228		154
Russia exit charges	23		—
Non-GAAP earnings from operations	$5,478		$5,769

GAAP operating margin	7.4%		8.4%
Non-GAAP adjustments	1.3%		0.7%
Non-GAAP operating margin	8.7%		9.1%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	October 31, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$3,145	$4,299
Accounts receivable, net	4,546	5,511
Inventory	7,595	7,930
Other current assets	4,515	4,430
Total current assets	19,801	22,170
Property, plant and equipment, net	2,774	2,546
Goodwill	8,541	6,803
Other non-current assets	7,471	7,091
Total assets	$38,587	$38,610

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$218	$1,106
Accounts payable	15,284	16,075
Other current liabilities	10,651	11,915
Total current liabilities	26,153	29,096
Long-term debt	10,796	6,386
Other non-current liabilities	4,556	4,778
Stockholders' deficit	(2,918)	(1,650)
Total liabilities and stockholders' deficit	$38,587	$38,610

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	October 31, 2022	October 31, 2021
Cash flows from operating activities:
Net (loss) earnings	$(2)	$3,099
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	209	200
Stock-based compensation expense	70	70
Restructuring and other charges	70	29
Deferred taxes on earnings	527	(512)
Defined benefit plan settlement gains	—	(37)
Other, net	114	186
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	184	(583)
Inventory	803	61
Accounts payable	(437)	117
Net investment in leases	(61)	(33)
Taxes on earnings	37	45
Restructuring and other	(60)	(39)
Other assets and liabilities	450	245
Net cash provided by operating activities	1,904	2,848
Cash flows from investing activities:
Investment in property, plant and equipment	(144)	(172)
Purchases of available-for-sale securities and other investments	(2)	(4)
Maturities and sales of available-for-sale securities and other investments	1	21
Collateral posted for derivative instruments	—	27
Payment made in connection with business acquisition, net of cash acquired	(2,731)	(272)
Net cash used in investing activities	(2,876)	(400)
Cash flows from financing activities:
Proceeds from short-term borrowings with original maturities less than 90 days, net	—	400
Proceeds from debt, net of issuance costs	89	47
Payment of debt	(552)	(53)
Stock-based award activities and others	(7)	(9)
Repurchase of common stock	(750)	(1,754)
Cash dividends paid	(249)	(219)
Collateral withdrawn for derivative instruments	200	—
Net cash used in financing activities	(1,269)	(1,588)
(Decrease) increase in cash and cash equivalents	(2,241)	860
Cash and cash equivalents at beginning of period	5,386	3,439
Cash and cash equivalents at end of period	$3,145	$4,299

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Twelve months ended
	October 31, 2022	October 31, 2021
Cash flows from operating activities:
Net earnings	$3,203	$6,503
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	780	785
Stock-based compensation expense	343	330
Restructuring and other charges	233	245
Deferred taxes on earnings	574	(605)
Defined benefit plan settlement gains	—	(37)
Other, net	475	440
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,260	(80)
Inventory	233	(2,164)
Accounts payable	(928)	1,257
Net investment in leases	(155)	(111)
Taxes on earnings	(83)	64
Restructuring and other	(245)	(205)
Other assets and liabilities	(1,227)	(13)
Net cash provided by operating activities	4,463	6,409
Cash flows from investing activities:
Investment in property, plant and equipment	(791)	(582)
Proceeds from the sale of property, plant and equipment	26	—
Purchases of available-for-sale securities and other investments	(52)	(28)
Maturities and sales of available-for-sale securities and other investments	9	304
Collateral posted for derivative instruments	14	148
Payment made in connection with business acquisitions, net of cash acquired	(2,755)	(854)
Net cash used in investing activities	(3,549)	(1,012)
Cash flows from financing activities:
(Payment of) Proceeds from short-term borrowings with original maturities less than 90 days, net	(400)	400
Proceeds from debt, net of issuance costs	4,175	2,121
Payment of debt	(693)	(1,245)
Stock-based award activities and others	(95)	(51)
Repurchase of common stock	(4,297)	(6,249)
Cash dividends paid	(1,037)	(938)
Collateral withdrawn for derivative instruments	200	—
Settlement of cash flow hedges	79	—
Net cash used in financing activities	(2,068)	(5,962)
Decrease in cash and cash equivalents	(1,154)	(565)
Cash and cash equivalents at beginning of period	4,299	4,864
Cash and cash equivalents at end of period	$3,145	$4,299

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	October 31, 2022	July 31, 2022	October 31, 2021	Q/Q	Y/Y
Net revenue:
Notebooks	$6,454	$6,574	$8,339	(2)%	(23)%
Desktops	2,537	2,537	2,510	—%	1%
Workstations	535	537	492	—%	9%
Other(a)	741	441	454	68%	63%
Personal Systems	10,267	10,089	11,795	2%	(13)%
Supplies	2,748	2,814	3,057	(2)%	(10)%
Commercial	1,108	1,036	1,097	7%	1%
Consumer	677	725	725	(7)%	(7)%
Printing	4,533	4,575	4,879	(1)%	(7)%
Corporate Investments(b)	1	—	2	NM	NM
Total segment net revenue	14,801	14,664	16,676	1%	(11)%
Other(b)	—	—	(1)	NM	NM
Total net revenue	$14,801	$14,664	$16,675	1%	(11)%

Earnings before taxes:
Personal Systems(a)	$458	$695	$764
Printing	903	911	830
Corporate Investments	(46)	(58)	(14)
Total segment earnings from operations	1,315	1,548	1,580
Corporate and unallocated cost and other	(99)	(89)	(164)
Stock-based compensation expense	(70)	(70)	(70)
Restructuring and other charges	(70)	(13)	(29)
Acquisition and divestiture charges	(235)	(31)	(28)
Amortization of intangible assets	(74)	(50)	(51)
Russia exit charges	—	(23)	—
Interest and other, net	(94)	(70)	2,315
Total earnings before taxes	$673	$1,202	$3,553

(a)Includes numbers for Poly since acquisition date (Aug 29, 2022).
(b)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Twelve months ended		Change (%)
	October 31, 2022	October 31, 2021	Y/Y
Net revenue:
Notebooks	$29,183	$30,522	(4)%
Desktops	10,736	9,381	14%
Workstations	2,100	1,669	26%
Other(a)	2,065	1,787	16%
Personal Systems	44,084	43,359	2%
Supplies	11,761	12,632	(7)%
Commercial	4,225	4,209	—%
Consumer	2,916	3,287	(11)%
Printing	18,902	20,128	(6)%
Corporate Investments(b)	2	3	NM
Total segment net revenue	62,988	63,490	(1)%
Other(b)	(5)	(3)	NM
Total net revenue	$62,983	$63,487	(1)%

Earnings before taxes:
Personal Systems(a)	$2,908	$3,101
Printing	3,651	3,636
Corporate Investments	(230)	(96)
Total segment earnings from operations	6,329	6,641
Corporate and unallocated cost and other	(508)	(542)
Stock-based compensation expense	(343)	(330)
Restructuring and other charges	(233)	(245)
Acquisition and divestiture charges	(318)	(68)
Amortization of intangible assets	(228)	(154)
Russia exit charges	(23)	—
Interest and other, net	(235)	2,209
Total earnings before taxes	$4,441	$7,511
(a)Includes numbers for Poly since acquisition date (Aug 29, 2022).
(b)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	October 31, 2022	July 31, 2022	October 31, 2021	Q/Q		Y/Y
Segment operating margin:
Personal Systems	4.5%	6.9%	6.5%	(2.4)	pts	(2.0)	pts
Printing	19.9%	19.9%	17.0%	—		2.9	pts
Corporate Investments(a)	NM	NM	NM	NM		NM
Total segment	8.9%	10.6%	9.5%	(1.7)	pts	(0.6)	pts

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2022	July 31, 2022	October 31, 2021
Numerator:
GAAP net (loss) earnings	$(2)	$1,119	$3,099
Non-GAAP net earnings	$855	$1,079	$1,076

Denominator:
Weighted-average shares used to compute basic net earnings per share	998	1,024	1,128
Dilutive effect of employee stock plans(a)	11	11	14
Weighted-average shares used to compute diluted net earnings per share	1,009	1,035	1,142

GAAP diluted net earnings per share	$—	$1.08	$2.71
Non-GAAP diluted net earnings per share	$0.85	$1.04	$0.94

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended
	October 31, 2022	October 31, 2021
Numerator:
GAAP net earnings	$3,203	$6,503
Non-GAAP net earnings	$4,289	$4,620

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,038	1,208
Dilutive effect of employee stock plans(a)	12	12
Weighted-average shares used to compute diluted net earnings per share	1,050	1,220

GAAP diluted net earnings per share	$3.05	$5.33
Non-GAAP diluted net earnings per share	$4.08	$3.79

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets and Russia exit charges. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, defined benefit plan settlement charges, non-operating retirement related (credits)/charges, debt extinguishment costs, Oracle litigation proceeds, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item.

HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee separation from service and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to operating performance in other periods.

•HP incurs cost related to its acquisitions and divestitures, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration and divestiture-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory and certain compensation charges related to cash settlement of restricted stock units and performance-based restricted stock units towards acquisitions. These charges related to acquisitions and divestitures are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions or divestitures. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•Russia exit charges relating to HP’s decision to wind down its business operations in Russia. These charges include costs related to severance, cancellation of contracts, inventory write-downs and other related one-time exit costs. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•Non-operating retirement-related (credits)/charges includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in the value of pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits)/charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP incurs defined benefit plan settlement charges relating to HP pension plans. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain vested participants and transfer of certain pension obligations. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs debt extinguishment costs relating to repurchase of certain of its outstanding U.S. dollar global notes or termination of commitments under revolving credit facilities. These costs primarily included bond repurchase premiums partly offset by gains from fair value hedges. HP excludes these costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•Interest and other, net and Provision for taxes includes a gain and a corresponding tax impact, respectively, from the Oracle litigation proceeds. HP excluded this one-time item when evaluating its performance for the fourth quarter of fiscal 2021 and fiscal 2021. This represents HP’s interest in the litigation judgement in connection with Oracle’s discontinuation of software support for HP’s Itanium-based line of mission-critical servers. This server business is now part of Hewlett Packard Enterprise (“HPE”) pursuant to the separation of HP and HPE on November 1, 2015. The awarded damages are being shared equally between HP and HPE pursuant to the terms of the separation and distribution agreement. HP believes that eliminating this item for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in prior and future periods.

•HP recorded tax adjustments including tax expenses and benefits from internal reorganizations, realizability of certain deferred tax assets, various tax rate and regulatory changes, and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow from operations adjusted for net investment in leases, net investments in property, plant, and equipment and the net impact of the one-time Oracle litigation proceeds received during the fourth quarter of fiscal 2021. Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash provided by operating activities adjusted for net investment in leases, net investments in property, plant and equipment and the net impact of the one-time Oracle litigation proceeds received during the fourth quarter of fiscal 2021. HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•Items such as restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets and Russia exit charges are excluded from non-GAAP operating margin. In addition, non-operating retirement-related (credits)/charges, defined benefit plan settlement charges, debt extinguishment costs, Oracle litigation proceeds and tax adjustments are excluded from non-GAAP net earnings and non-GAAP diluted net EPS. These items can have a material impact on the equivalent GAAP earnings measure and cash flows.

•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP accounts for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.